EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Sable Natural Resources Corporation

We have audited the accompanying statement of revenues and direct operating expenses of properties acquired by Sable Natural Resources Corporation (the “Company”) for the years ended December 31, 2013 and 2012 (“historical summaries”). The historical summaries are the responsibility of the management of Sable Natural Resources Corporation. Our responsibility is to express an opinion on the historical summaries based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical summaries are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting of the oil and gas properties acquired. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Sable Natural Resources Corporation’s Form 8-K/A and are not intended to be a complete financial presentation of the properties’ revenues and expenses.

In our opinion, the historical summaries referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties acquired by Sable Natural Resources Corporation for the years ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP
Dallas, Texas
January 22, 2015

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

	For the	For the	For the
	Nine Months Ended	Year Ended	Year Ended
	September 30, 2014	December 31, 2013	December 31, 2012
	(unaudited)

Revenues	$1,657,825	$1,780,451	$2,286,502
Direct operating expenses	957,733	1,745,544	1,539,511

Excess of revenues over direct operating expenses	$700,092	$34,907	$746,991

See accompanying Notes to Statement of Revenues and Direct Operating Expenses

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1: THE PROPERTIES

On October 15, 2014, Sable Natural Resources Corporation, through its wholly-owned subsidiary Sable Operating Company ("Sable"), consummated a transaction to purchase a 100% working interest in oil and natural gas producing properties in Palo Pinto County, Texas (the “Properties”), from Upham Oil & Gas Company, LP, CRU Jr. Producing, LP, Upham Producing, LP, BLU Producing, LP, MKU Producing, LP, and RU Producing, LP ("Upham"). The transaction was not subject to any closing adjustments, and was effective October 15, 2014. Total consideration paid for the Properties was $9.5 million in cash.

Note 2: BASIS OF PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by Upham. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statement represent Sable’s net working interest in the properties acquired for the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012 are presented on the accrual basis of accounting. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The historical summaries presented are not indicative of the results of operations of the Properties going forward due to changes in the business including inclusion of the above mentioned expenses.

Note 3: COMMITMENTS AND CONTINGIENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Sable and Upham any claims, litigation or disputes pending as of the effective date (October 15, 2014) or any matters arising in connection with ownership of the properties prior to the effective date are retained by Upham. Notwithstanding this indemnification, Sable is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Note 4: UNAUDITED SUPPLEMENTAL OIL AND GAS INFORMATION

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Sable and from information provided by Upham, in accordance with guidelines established by the Securities and Exchange Commission. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Oil and Gas Reserve Information	December 31, 2013		December 31, 2012
	Natural Gas		Natural Gas
	and Natural		and Natural
	Gas Liquids	Crude Oil	Gas Liquids	Crude Oil
	(MMcf)	(Mbbl)	(MMcf)	(Mbbl)
Total proved reserves:

Beginning of the year	2,033	95	2,183	100
Production	(154)	(4)	(150)	(5)
Revisions	—	—	—	—
End of the year proved reserves	1,879	91	2,033	95

Proved developed reserves:

Producing	1,394	50	1,523	55
Behind pipe	132	23	129	22
Non-producing	353	18	381	18

End of year proved developed reserves	1,879	91	2,033	95

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

FUTURE NET CASH FLOWS

Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts. For the years ended December 31, 2013 and 2012, calculated in the following table, estimated future cash inflows from estimated future production of proved reserves were computed using average spot market prices of $3.73 and $2.75 per Mcf for natural gas, and $97.98 and $94.05 per barrel of oil, respectively, with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves. Future income tax expense has not been computed as Sable is not a taxable entity. This information does not purport to present the fair market value of Sable’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

	Year ended	Year ended
(in thousands)	December 31, 2013	December 31, 2012

Future cash inflows	$22,700	$21,930
Future production costs	(10,383)	(9,491)
Future development costs	(570)	(570)

Future net cash flows	11,747	11,869
10 percent annual discount for estimated timing of cash flows	(4,066)	(3,946)

Discounted future net cash flows	$7,681	$7,923

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

The following table sets forth the principal sources of change in discounted future net cash flows for the years ended December 31, 2013 and 2012:

	Year ended	Year ended
(in thousands)	December 31, 2013	December 31, 2012

Beginning of the period	$7,923	$10,215
Net changes in prices and production costs	(207)	(1,545)
Sales of oil and gas produced, net of production costs	(35)	(747)
End of the period	$7,681	$7,923

SABLE NATURAL RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

The acquired properties (the "Properties") are located in Palo Pinto County, Texas, which consist of approximately 19,881 held by production acres with 100% working interest and 85% average net revenue interest. The purchase price of the Properties was $9.5 million in cash. On October 14, 2014, Sable Operating Company, a wholly-owned subsidiary of Sable Natural Resources Corporation ("Sable"), entered into a Loan Agreement (the “Loan Agreement”) with certain third party lenders (collectively, the “Lenders”). The Loan Agreement provides for a purchase money term loan to Sable in the principal amount of up to $15.0 million, the proceeds of which were used to fund Sable’s purchase of the Properties.

In connection with the Loan Agreement, on October 14, 2014, Sable Operating executed and delivered to the order of each Lender a party thereto a promissory note in the amount of such Lender’s commitment (each, a “Note”, and collectively, the “Notes”). As of October 14, 2014, Sable had issued Notes totaling $8.9 million and may issue further Notes for up to an additional $6.1 million. Each Note bears interest on the unpaid principal balance from time to time outstanding at the rate of 13% per annum.

In connection with the transactions described above, effective October 14, 2014, Sable issued warrants (the “Warrants”) exercisable for approximately 4,895,000 shares of common stock of Sable to the Lenders on such date, at an exercise price of $0.50 per share, in consideration of the distribution of the Loan proceeds to Sable, pursuant to warrant agreements with each of the Lenders.

The following unaudited pro forma condensed financial information gives effect to Sable's acquisition of the Properties and issuance of the Notes. The unaudited pro forma condensed statement of operations gives effect to the transactions as if they had occurred on January 1, 2013. The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable under the circumstances. The adjustments and the assumptions underlying the adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information. Pursuant to the Securities and Exchange Commission's Article 11 of Regulation S-X, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. The unaudited pro forma condensed financial information is provided for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the transactions occurred on the assumed dates indicated, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods. During the periods presented, the Properties were not accounted for as separate business units. As such, certain costs, such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expense and interest expense were not allocated to the Properties.

SABLE NATURAL RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Nine Months Ended
September 30, 2014

	Sable Natural
	Resources
	Corporation	Acquired	Pro forma
	and Subsidiaries	Properties	Adjustments		Pro forma

Revenues:
Land services and other	$187,303	$—	$—		$187,303
Oil and gas sales	332,661	1,657,825	—		1,990,486
Sale of oil and gas interests	62,262	—	—		62,262
Total revenues	582,226	1,657,825	—		2,240,051

Operating expenses:
Lease operating expenses	98,890	957,733	200,237	a	1,256,860
Exploration	52,643	—	—		52,643
Depreciation, depletion and amortization	45,213	—	826,721	b	871,934
Selling, general and administrative expenses	1,574,109	—	—		1,574,109
Total operating expenses	1,770,855	957,733	1,026,958		3,755,546

Loss from operations	(1,188,629)	700,092	(1,026,958)		(1,515,495)

Other expenses	(172,718)	—	(867,750)	c	(1,040,468)

Net loss	$(1,361,347)	$700,092	$(1,894,708)		$(2,555,963)

Pro forma basic and diluted earnings per share:
Net loss	$(0.05)				$(0.09)

Pro forma weighted average shares outstanding:
Basic and diluted	29,824,534				29,824,534

See accompanying Notes to Unaudited Pro Forma Condensed Statement of Operations

SABLE NATURAL RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended
December 31, 2013

	Sable Natural
	Resources
	Corporation	Acquired	Pro forma
	and Subsidiaries	Properties	Adjustments		Pro forma

Revenues:
Land services and other	$434,906	$—	$—		$434,906
Oil and gas sales	219,160	1,780,451	—		1,999,611
Sale of oil and gas interests	276,092	—	—		276,092
Total revenues	930,158	1,780,451	—		2,710,609

Operating expenses:
Lease operating expenses	86,740	1,745,544	266,984	a	2,099,268
Impairment	355,865	—	—		355,865
Depreciation, depletion and amortization	100,207	—	1,565,583	b	1,665,790
Selling, general and administrative expenses	2,975,564	—	—		2,975,564
Total operating expenses	3,518,376	1,745,544	1,832,567		7,096,487

Loss from operations	(2,588,218)	34,907	(1,832,567)		(4,385,878)

Other expenses	(88,411)	—	(1,157,000)	c	(1,245,411)

Net loss	$(2,676,629)	$34,907	$(2,989,567)		$(5,631,289)

Pro forma basic and diluted earnings per share:
Net loss	$(0.10)				$(0.21)

Pro forma weighted average shares outstanding:
Basic and diluted	26,704,835				26,704,835

See accompanying Notes to Unaudited Pro Forma Condensed Statement of Operations

SABLE NATURAL RESOURCES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. The unaudited pro forma condensed statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are based on the historical statement of operations of Sable Natural Resources Corporation and its wholly-owned subsidiary, Sable Operating Company ("Sable"), and the historical statement of revenues and direct expenses of the Properties as if the acquisition had taken place as of January 1, 2013.

Sable employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma condensed financial information of Sable have been made.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma adjustments and assumptions include an accretion expense adjustment (a) in lease operating expenses based on the asset retirement obligation incurred at acquisition. The adjustments also include depletion expense (b) based on the fair value determination and our closing date oil and gas reserve estimates as of September 30, 2014 and December 31, 2013. Included in other expenses is an adjustment for interest expense (c) based on 13% annual interest due on the Notes.